EXHIBIT 21.1

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                  SUBSIDIARIES OF DOLLAR FINANCIAL GROUP, INC.

         SUBSIDIARY                                             STATE OF INCORPORATION        D/B/A
         ----------                                             ----------------------        -----
1.       Financial Exchange Company of                                 Pennsylvania          Qwi Cash
         Pennsylvania, Inc.

2.       Financial Exchange Company of Ohio, Inc.                      Ohio                  ABC Check Cashing
                                                                                             Qwi Cash

3.       Financial Exchange Company of Michigan, Inc.                  Michigan              Qwi Cash

4.       Monetary Management of California, Inc.                       California            Anykind Check
                                                                                               Cashing
                                                                                             Qwi Cash
                                                                                             Check Mart
                                                                                             Cash-N-Dash
                                                                                             C&C Check Cashing

5.       Monetary Management of New York, Inc.                         New York

6.       Financial Exchange Company of Pittsburgh, Inc.                Delaware              Qwi Cash

7.       Financial Exchange Company of Virginia, Inc.                  Delaware              Almost A Banc

8.       Monetary Management Corporation of                            Delaware              PRC
         Pennsylvania, Inc.

9.       Check Mart of Washington, Inc.                                Washington            Check Mart

10.      Check Mart of Utah, Inc.                                      Utah                  Check Mart

11.      Check Mart of New Mexico, Inc.                                New Mexico            Check Mart

12.      Monetary Management Corp.                                     Pennsylvania          Check Mart

13.      DFG Warehousing Co., Inc.                                     Delaware

14.      QTV Holdings, Inc.                                            Pennsylvania

15.      LMS Development Corporation                                   Arizona               Chex Cashed

16.      Pacific Ring Enterprises, Inc.                                California            Chex Cashed

17.      Check Mart of Wisconsin, Inc.                                 Wisconsin             Chex Cashed

18.      Check Mart of Pennsylvania, Inc.                              Pennsylvania          Anykind Check
                                                                                               Cashing


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         SUBSIDIARY                                           STATE OF INCORPORATION        D/B/A
         ----------                                           ----------------------        -----
19.      Check Mart of New Jersey, Inc.                                New Jersey

20.      Check Mart of Texas, Inc.                                     Texas                 Service Centers
                                                                                             Anykind Check
                                                                                               Cashing

21.      Check Mart of Louisiana, Inc.                                 Louisiana             Anykind Check
                                                                                               Cashing

22.      Monetary Management of Maryland, Inc.                         Maryland              Anykind Check
                                                                                               Cashing

23.      Check Mart of Washington D.C., Inc.                           D.C.                  Anykind Check
                                                                                               Cashing

24.      Dollar Financial Insurance Corp.                              Pennsylvania

25.      Dollar Insurance Administration Corp.                         Delaware

26.      Any Kind Check Cashing Centers, Inc.                          Arizona

27.      Albuquerque Investments, Inc.                                 New Mexico

28.      Dollar Financial Canada Ltd.                                  Canada

29.      U.S. Check Exchange Limited Partnership                       Arizona

30.      Manor Investments Co., Inc.                                   California            C&C Check Cashing

31.      National Money Mart                                           Alberta               Money Mart

32.      Capital Money Mart                                            Alberta

33.      537993 Alberta Ltd.                                           Alberta

34.      Moneysoft Systems Inc.                                        Saskatchewan

35.      Ottawa Money Mart #2 Partnership                              Ontario

36.      Tri-S Investment Inc.                                         Alberta

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